SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          Date of Report June 30, 1999
                                         -------------

                          QUALIFIED PROPERTIES 80, L.P.
                          -----------------------------
             (Exact name of registrant as specified in its charter)

       Virginia                     0-10222              13-3046808
       --------                     -------              ----------
State or other jurisdiction        Commission            IRS Employer
   of incorporation                File Number        Identification No.


3 World Financial Center, 29th Floor
New York, NY     Attn.:  Andre Anderson                       10285
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Address of principal executive offices                       Zip Code


Registrant's telephone number, including area code (212) 526-3183
                                                   --------------

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2

QUALIFIED PROPERTIES 80, L.P.


Item 2.    Disposition of Assets

On June 30, 1999, Qualified Properties 80, L.P., a Virginia limited partnership (the "Partnership"), sold 889 Ridgelake Center and 959 Ridgeway to a Joint Venture partner, Boyle Investment Company and related parties (the "Buyer"), for selling prices of approximately $7,485,500 and $1,969,500, respectively, net of closing adjustments and selling costs. The selection of the Joint Venture partner was a result of a competitive bidding process organized by the real estate broker engaged to assist in selling the two remaining properties.

As a result of these sales, the General Partners intend to distribute the net proceeds therefrom (after payment of or provision for the Partnership's liabilities and expenses, and establishment of a reserve for contingencies, if any) during the third quarter of 1999.


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3
QUALIFIED PROPERTIES 80, L.P.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                          QUALIFIED PROPERTIES 80, L.P.


                          BY:  QP80 REAL ESTATE SERVICES, INC.
                               A General Partner


Date:  July 13, 1999           BY:    /s/Michael T. Marron
                                      ----------------------
                               Name:  Michael T. Marron
                               Title: President and Chief Financial Officer